UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 14, 2026

AST SpaceMobile, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39040	84-2027232
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Midland International Air & Space Port

2901 Enterprise Lane

Midland, Texas 79706

(Address of Principal Executive Offices) (Zip Code)

(432) 276-3966

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	ASTS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 14, 2026, AST SpaceMobile, Inc. (the “Company”) and its subsidiary AST & Science, LLC entered into an executive employment agreement (the “Employment Agreement”) with Andrew M. Johnson, the Company’s Executive Vice President, Chief Financial Officer and Chief Legal Officer. The Employment Agreement supersedes Mr. Johnson’s prior employment agreement with the Company.

The Employment Agreement has an initial term of three years beginning on October 14, 2026 and renews automatically for successive one-year terms unless either party gives at least 30 days’ notice of non-renewal. Mr. Johnson is entitled to an annual base salary of not less than $250,000, subject to annual review by the Compensation Committee of the Board of Directors (the “Compensation Committee”), and is eligible for an annual performance bonus as determined by the Board of Directors (or a committee thereof) in its sole discretion. Mr. Johnson is also eligible to receive time-based and performance-based restricted stock unit awards under the AST SpaceMobile, Inc. 2024 Incentive Award Plan, as amended and restated, on terms determined by the Compensation Committee, and to participate in the Company’s benefit plans available to senior executives.

If Mr. Johnson’s employment is terminated by the Company without Cause, by Mr. Johnson for Good Reason (each as defined in the Employment Agreement) or as a result of the Company’s non-renewal of the term, Mr. Johnson will be entitled, subject to execution of a release of claims and continued compliance with his restrictive covenants, to: (i) continued payment of base salary for 12 months, (ii) any annual bonus earned for the year of termination, as determined by the Board of Directors (or a committee thereof) in its sole discretion, (iii) Company-subsidized COBRA continuation coverage for up to 12 months and (iv) accelerated vesting of restricted stock units that are scheduled to vest during the 12 months following termination (including performance-based restricted stock units for which performance has been certified).

Mr. Johnson remains bound by a previously executed Confidentiality, Invention Assignment and Non-Competition Agreement containing confidentiality, invention assignment and non-competition covenants. Mr. Johnson is also an “Eligible Employee” under the Company’s Senior Management Change of Control Severance Policy, which provides severance benefits upon certain terminations of employment in connection with a change of control.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AST SPACEMOBILE, INC.

Date: October 20, 2026	By:	/s/ Andrew M. Johnson
Andrew M. Johnson
Executive Vice President, Chief Financial Officer and Chief Legal Officer